UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ACTIVISION BLIZZARD, INC.
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ACTIVISION BLIZZARD ANNOUNCES RESULTS OF ANNUAL MEETING OF SHAREHOLDERS AND

ADJOURNMENT WITH RESPECT TO SAY-ON-PAY PROPOSAL

Santa Monica, CA — June 14, 2021 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced that it convened its 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) as scheduled and considered all items of business with the exception of Proposal 2, the shareholder advisory vote on executive compensation (the “Proposal”).

At the 2021 Annual Meeting held today, 86.54% of the Company’s outstanding shares were represented in person or by proxy. Of the matters presented for shareholder vote: all ten nominees for director were re-elected, with an average of 96.27% of the votes cast in favor; and on the appointment of PwC as the Company’s independent registered public accounting firm, 97.13% of the votes were cast in favor.

Based on requests from shareholders for additional time, the independent members of the Activision Blizzard Board believe it is in the best interest of its shareholders to extend the opportunity for shareholders to vote on this important matter, and therefore recommended an adjournment to allow additional time for shareholders to submit proxies with respect to the Proposal. The 2021 Annual Meeting will be reconvened on Monday, June 21, 2021 at 9:00 a.m. Pacific Time (the “Reconvened Annual Meeting”). The sole matter of business before the Reconvened Annual Meeting will be the Proposal.

The independent members of the Activision Blizzard Board have determined, based on requests from shareholders, that it is necessary and appropriate to leave voting for the Proposal open in order to provide shareholders with adequate time to review and consider the Company’s recent responses to statements that were published and recirculated about the Company’s executive compensation practices that the Company believed to be misleading, in particular related to CEO and COO compensation. The Board members believe that obtaining informed shareholder feedback related to Activision Blizzard’s compensation policies and practices is of fundamental importance, and therefore, allowing additional time for shareholders to meaningfully participate in the vote better represents their interests.

The Company’s recent responses highlighted the following points and corrections:

•                  Despite exceptional shareholder returns the Company has made significant changes to address shareholder feedback — Meaningful executive compensation changes have been made to address shareholder concerns directly, including an amended and extended contract for our CEO.

•                  The Company has made substantial and sustainable reductions in CEO compensation — The Company’s amended CEO contract has had an immediate and sustainable impact on our CEO’s compensation by:

•                  Decreasing our CEO’s base salary and cash bonus by 50% and putting his target cash compensation at the bottom 25th percentile of the CEOs in the Company’s peer group;

•                  Ensuring that 95% of our CEO’s total compensation is performance-based and fully at risk;

•                  Capping our CEO’s 2021 and 2022 target equity bonuses below the median of the Company’s peer group; and

•                  Ensuring that our CEO’s equity bonuses are shaped, in part, by his success in driving a more diverse, equitable, and inclusive workplace and in making the Company’s operations even more sustainable.

•                  The Company has more closely aligned CEO and shareholder interests — The Company has increased its CEO equity-holding requirement to 50x his base salary, representing among the highest in the S&P 500.

•                  The Company has significantly reduced the 2021 CEO incentive award — The Company’s Compensation Committee, after discussions with our CEO, took a significant step to reduce the originally-anticipated value of his 2021 performance-based equity award — reducing the value of its maximum payout opportunity by approximately 40%.

•                  Previous support for the Company’s Say-on-Pay proposals — Despite some recent claims to the contrary, Activision Blizzard has not repeatedly received low votes on its Say-on-Pay proposals in recent years. In 2019, the Company’s Say-on-Pay proposal received support from 82% of shareholders, and in 2018 it received support from 92% of shareholders.

Activision Blizzard will continue to solicit proxies from shareholders with respect to the Proposal, and electronic voting platforms are expected to remain open. The Board recommends that shareholders vote “FOR” the Proposal and approve the Company’s executive compensation. The record date for determining shareholders eligible to vote on the Proposal remains April 19, 2021.

Activision Blizzard encourages any eligible shareholder that has not yet voted their shares or provided voting instructions to their broker or other record holders to do so promptly. If a shareholder has previously submitted its proxy and does not wish to change its vote, no further action is required. Shareholders who need help voting their shares may call Activision Blizzard’s proxy solicitor, Alliance Advisors, at (855) 928-4492.

Activision Blizzard expects to file the voting results regarding the other proposals considered today at the 2021 Annual Meeting on a Form 8-K with the Securities and Exchange Commission no later than June 18, 2021.

About Activision Blizzard

Our mission, to connect and engage the world through epic entertainment has never been more important. Through communities rooted in our video game franchises we enable hundreds of millions of people to experience joy, thrill and achievement. We enable social connections through the lens of fun, and we foster purpose and a sense of accomplishment through healthy competition. Like sport, but with greater accessibility, our players can find purpose and meaning through competitive gaming. Video games, unlike any other social or entertainment media, have the ability to break down the barriers that can inhibit tolerance and understanding. Celebrating differences is at the core of our culture and ensures we can create games for players of diverse backgrounds in the 190 countries our games are played.

As a member of the Fortune 500 and as a component company of the S&P 500, we have an extraordinary track record of delivering superior shareholder returns for over 30 years.

Our enduring franchises are some of the world’s most popular, including Call of Duty®, Crash Bandicoot™, World of Warcraft®, Overwatch®, Hearthstone®, Diablo®, StarCraft®, Candy Crush™, Bubble Witch™, Pet Rescue™ and Farm Heroes™. Our sustained success has enabled the company to support corporate social responsibility initiatives that are directly tied to our franchises. As an example, our Call of Duty Endowment has helped find employment for over 80,000 veterans.

Learn more information about Activision Blizzard and how we connect and engage the world through epic entertainment on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. These and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange

Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Activision Blizzard, Inc.

Investors and Analysts:

ir@activisionblizzard.com

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Press:

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